                            WILLIAMS LAW GROUP, P.A.
                             2503 West Gardner Court
                                 Tampa, FL 33611

August 18, 2003

VIA EDGAR TRANSMISSION

HydroFlo, Inc.
3721 Junction Blvd.
Raleigh,  NC  27603

Re: 1,052,500 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to HydroFlo, Inc. , a North Carolina corporation (the
"Company"), in connection with the registration on Form S- 8 (the "Registration
Statement") under the Securities Act of 1933, as amended, of 1,052,500 shares of the Company's common stock, $0.01 par value, in connection with the Agreements entered into by and between the Company and Tom Barbee and the Company and Ross
W. Smith (collectively, the "Agreements").

     This opinion is being furnished in accordance with the requirements of Item
8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

       1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina; and

       2.   Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-
assessable when:

          a.   The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

          b.   Such shares shall have been duly issued pursuant to the
authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c.   A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.
Any shares issued to Mr. Barbee must bear a restrictive legend as transfer will be restricted as he is an affiliate under Rule 144.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This opinion letter is limited to the General Corporation Law of the State of North Carolina. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not
be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the
Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the
Commission thereunder.

                                   Sincerely,

                                   /s/ Michael T. Williams, Esq.
                                   ------------------------------
                                       Michael T. Williams, Esq.